SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

June 7, 2002
Date of Report (Date of earliest event reported)

NEOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	000-28782 (Commission File Number)	93-0979187 (IRS Employer Identification Number)

157 Technology Drive Irvine, California (Address of principal executive offices)		92618 (Zip Code)

(949) 788-6700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
Item 7. Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 10.1
EXHIBIT 99.1

Item 5. Other Events

     On June 12, 2002, NeoTherapeutics, Inc. (“NeoTherapeutics”) issued a press release announcing the completion of an offering of 5,935,483 million shares of its common stock at a negotiated purchase price per share of $0.2325 and warrants to purchase up to 593,548 shares of its common stock at a purchase price per share of $0.275 to two institutional investors for aggregate consideration of approximately $1,380,000.00. The shares and warrants were issued pursuant to an effective Registration Statement on Form S-3. A copy of the press release is attached hereto as Exhibit 99.1, and the forms of Securities Purchase Agreement and Warrant are attached hereto as Exhibits 10.1 and 4.1, respectively.

     NeoTherapeutics paid aggregate fees and expenses of approximately $27,000.00 and issued warrants to purchase up to an aggregate of 4,500 shares of its common stock to two third party finders in connection with this offering.

Item 7. Exhibits

Exhibits:

4.1	Form of Warrant dated as of June 7, 2002.
10.1	Form of Securities Purchase Agreement dated as of June 7, 2002.
99.1	Press release dated June 12, 2002.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOTHERAPEUTICS, INC.

Date: June 19, 2002	By:	/s/ Samuel Gulko

	Name:	Samuel Gulko
	Title:	Senior Vice President, Finance, Chief Financial Officer, Secretary and Treasurer

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EXHIBIT INDEX

Exhibits:

4.1	Form of Warrant dated June 7, 2002.
10.1	Form of Securities Purchase Agreement dated as of June 7, 2002.
99.1	Press release dated June 12, 2002.